UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014 (May 21, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 21, 2014, in connection with the appointment of Philip Falcone (“Falcone”) as Chairman, President and Chief Executive Officer of HC2 Holdings, Inc. (the “Company”) discussed below under Item 5.02, the Company entered into an Option agreement (the “Option”) with Mr. Falcone. Pursuant to the Option, Mr. Falcone has the right to purchase an initial amount of 1,568,864 shares (the “Exercise Shares”) of the Company’s common stock at an initial exercise price (the “Exercise Price”) of $4.56 per share. The Company issued the Option to Mr. Falcone in connection with his agreement to be employed by the Company pursuant to the Falcone Agreement (as defined below under Item 5.02), and for no cash consideration.

The Option vests in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and the vesting of the Option is accelerated upon the occurrence of certain fundamental corporate transactions (the “Fundamental Change Transactions”) involving the Company, including the sale or other disposition of all or substantially all of its assets or the acquisition of a majority of the voting power of its capital stock by certain persons, other than Mr. Falcone, Harbinger Group Inc. (“HGI”) and HGI-affiliated entities (as defined and discussed below under Item 5.02). Vested portions of the Option are exercisable from the date of issuance through May 20, 2024, after which point the Option is null and void.

The Exercise Price and number of Exercise Shares issuable upon exercise of the Option are subject to anti-dilution adjustments upon the occurrence of certain events, including the issuance of dividends payable in shares of common stock, cash or other securities or assets, stock splits and reverse stock splits, certain dilutive issuances of common stock or rights to acquire common stock and Fundamental Change Transactions. The Option was issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), under Section 4(a)(2) of the Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 21, 2014, Robert M. Pons, who has served as a director of the Company since September 2011, as President and Chief Executive Officer of the Company since August 2013 and as Executive Chairman of the Board of Directors of the Company (the “Board”) since January 2014, had his term serving as Executive Chairman of the Board of the Company end as a result of the appointment of Mr. Falcone as his successor to such offices, as discussed below under paragraph (c). In connection therewith, the Company entered into an employment agreement with Mr. Pons, dated as of May 21, 2014 (the “Pons Agreement”), pursuant to which Mr. Pons agreed to serve, and the Company agreed to appoint Mr. Pons, as Executive Vice President of Business Development of the Company. The terms of the Pons Agreement are described below under paragraph (e). Mr. Pons will also continue to serve as a director of the Company.

(c)

Appointment of Philip Falcone

On May 21, 2014, the Company entered into an employment agreement (“Falcone Agreement”) with Mr. Falcone, 51, who has served as a director of the Company since January 2014, and appointed him as Chairman, President and Chief Executive Officer of the Company. The Falcone Agreement provides that Mr. Falcone will be employed by the Company “at will” and contains the following additional terms:

•	Base Salary: Mr. Falcone will receive no initial base salary; rather, the payment of any base salary of Mr. Falcone will be at the discretion of the compensation committee of the Board.

•	Discretionary Bonus: Mr. Falcone is eligible to receive a discretionary annual cash bonus based on Company and individual performance.

•	Initial Equity Grant: Mr. Falcone became entitled to receive the Option, the terms of which are described above under Item 3.02, and which description is incorporated by reference into this Item 5.02.

•	Benefits and Perquisites: Mr. Falcone is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position.

•	Business Expense Reimbursement: Mr. Falcone is entitled to reimbursement for reasonable and properly documented business expenses.

•	Severance: In the event of Mr. Falcone’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, any earned but unpaid discretionary bonus and severance benefits under applicable plans and policies of the Company in effect at the time of termination; provided, however, that in the event Mr. Falcone is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Falcone Agreement), Mr. Falcone will not be entitled to any earned but unpaid discretionary bonus.

The Falcone Agreement also contains customary non-competition, non-solicitation, confidentiality and non-disparagement provisions binding on Mr. Falcone.

Mr. Falcone has served as a director, Chairman of the Board and Chief Executive Officer of Harbinger Group Inc. since July 2009. From July 2009 to July 2011, Mr. Falcone also served as the President of HGI. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”) and certain affiliates, all affiliates of HGI. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone is also the Chairman of the Board, President and Chief Executive Officer of Zap.Com Corporation (“Zap.Com”), a subsidiary of HGI. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone received an A.B. in Economics from Harvard University.

Based on the amount of the Company’s common stock that Mr. Falcone, HGI, Harbinger Capital and other HGI affiliated entities beneficially own, as reported in Schedule 13D filings, such persons may be deemed to be affiliates of the Company.

Appointment of Keith Hladek

On May 21, 2014, the Company entered into an employment agreement with Keith Hladek, 38 (the “Hladek Agreement”) and appointed Mr. Hladek as the Chief Operating Officer of the Company. The Hladek Agreement provides that Mr. Hladek will be employed by the Company “at will” and contains the following additional terms:

•	Base Salary: Mr. Hladek will receive an annual base salary of $300,000.

•	Discretionary Bonus: Mr. Hladek is eligible to receive a discretionary annual cash bonus based on Company and individual performance.

•	Initial Equity Grants: Within thirty (30) days following stockholder approval of an equity incentive plan (the “Plan”) in the form and with such terms and conditions as determined in the sole discretion of the Company, Mr. Hladek is entitled to receive the following grants:

•	125,000 shares of restricted stock, vesting in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Hladek’s continued employment with the Company on each vesting date; and

•	stock options to purchase 25,000 shares of the Company’s common stock, par value $0.001 per share, exercisable in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Hladek’s continued employment with the Company on such date.

The terms of such Plan, if and when approved, will be separately disclosed by the Company on Form 8-K or otherwise in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

•	Benefits and Perquisites: Mr. Hladek is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position.

•	Business Expense Reimbursement: Mr. Hladek is entitled to reimbursement for reasonable and properly documented business expenses.

•	Severance: In the event of Mr. Hladek’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, any earned but unpaid discretionary bonus and severance benefits under applicable plans and policies of the Company in effect at the time of termination; provided, however, that in the event Mr. Hladek is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Hladek Agreement), Mr. Hladek will not be entitled to any earned but unpaid discretionary bonus.

The Hladek Agreement also contains customary non-competition, non-solicitation, confidentiality and non-disparagement provisions binding on Mr. Hladek.

Mr. Hladek has served as a director of HGI since October 2009. Mr. Hladek is also a director of Zap.Com, a subsidiary of HGI. Mr. Hladek is also the Chief Financial Officer and Chief Operating Officer of Harbinger Capital, an affiliate of HGI. Prior to joining Harbinger Capital in 2009, Mr. Hladek was Controller at Silver Point Capital, L.P Prior to joining Silver Point Capital, L.P. Mr. Hladek was the Assistant Controller at GoldenTree Asset Management and a fund accountant at Oak Hill Capital Management. Mr. Hladek started his career in public accounting and received his Bachelor of Science in Accounting from Binghamton University. Mr. Hladek is a Certified Public Accountant in New York.

Based on the amount of the Company’s common stock that HGI, Harbinger Capital and other HGI affiliated entities beneficially own, as reported in Schedule 13D filings, such persons may be deemed to be affiliates of the Company.

(e)

In connection with the end of Mr. Pons’s terms of service in certain offices discussed above under paragraph (b), on May 21, 2014, the Company entered into the Pons Agreement with Mr. Pons and appointed him as Executive Vice President of Business Development of the Company.

The Pons Agreement provides that Mr. Pons will be employed by the Company “at will” and contains the following additional terms:

•	Base Salary: Mr. Pons will receive an annual base salary of $300,000.

•	Discretionary Bonus: Mr. Pons is eligible to receive a discretionary annual cash bonus based on Company and individual performance.

•	Signing Bonus. Mr. Pons is entitled to receive a one-time signing bonus of $100,000.

•	Initial Equity Grants: Within thirty (30) days following stockholder approval of the Plan in the form and with such terms and conditions as determined in the sole discretion of the Company, Mr. Pons is entitled to receive the following grants:

•	62,500 shares of Restricted Stock, vesting in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Pons’ continued employment with the Company on each vesting date; and

•	stock options to purchase 12,500 shares of the Company’s common stock, par value $0.001 per share (the “Option”), exercisable in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Pons’ continued employment with the Company on such date.

The terms of such Plan, if and when approved, will be separately disclosed by the Company on Form 8-K or otherwise in accordance with the Exchange Act.

•	Benefits and Perquisites: Mr. Pons is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position.

•	Business Expense Reimbursement: Mr. Pons is entitled to reimbursement for reasonable and properly documented business expenses.

•	Severance: In the event of Mr. Pons’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, any earned but unpaid discretionary bonus and severance benefits under applicable plans and policies of the Company in effect at the time of termination; provided, however, that in the event Mr. Pons is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Pons Agreement), Mr. Pons will not be entitled to any earned but unpaid discretionary bonus.

The Pons Agreement also contains customary non-competition, non-solicitation, confidentiality and non-disparagement provisions binding on Mr. Pons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: May 23, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel and Corporate Secretary